Exhibit 10.1

NOTE EXCHANGE AGREEMENT

This Note Exchange Agreement (the “Agreement”) is dated and made effective as of November 3, 2022(the “Effective Date”), by and between Enservco Corporation, a Delaware corporation (the “Company”) and Cross River Partners, LP, a Delaware limited partnership (“Cross River”). (collectively, the “Parties”).

INTRODUCTION

A.         In exchange for a $750,000 revolving credit facility, the Company issued a Revolving Promissory Note to Cross River in principal amount of $750,000 dated September 22, 2022 (the “Revolving Note”).

B.         As of the Effective Date, the outstanding principal balance of the Revolving Note is $750,000 (the “Existing Advances”) and Company requires additional capital to fund operations at the beginning of its peak season;

C.         The Company desires to borrow, and Cross River is willing to lend, an additional $450,000 (the “Additional Principal Advance”) on the terms provided in this Agreement; and

D.         The parties desire to exchange the Revolving Note and borrow/lend the Additional Principal Amount for a Convertible Secured Subordinated Promissory Note in the original principal amount of $1,200,000.00 (the “Exchange Note”) and a warrant to acquire Company common stock as provided herein

AGREEMENT

Now, Therefore, the Parties hereby agree as follows:

1.    Note Exchange. Effective as of the Effective Date, Cross River hereby a) delivers the Revolving Note to the Company and b) advances the Additional Principal Advance in exchange for: (a) the Exchange Note in the form attached hereto as Exhibit A (delivered in replacement of the Revolving Note) and (b) warrants to acquire shares of Company common stock in the form attached hereto as Exhibit B (the “Warrants”) in exchange for the Company’s contemporaneous execution and delivery of the(a) Exchange Note (evidencing the Existing Advances and the Additional Principal Advance) and (b) the Warrants.

2.    Collateral. As a condition subsequent to Cross River’s loan evidenced by the Revolving Note, Company agreed to deliver (or cause its affiliate to deliver) a mortgage (the “Revolving Mortgage”) on certain real property located in North Dakota to secure the Company’s obligations under the Revolving Note. The Revolving Mortgage has not been recorded as of the date of this Agreement. In consideration of the Existing Advances and the Company’s ongoing obligation to deliver the Revolving Mortgage, and Cross River’s willingness to make the Additional Principal Advance, the Company hereby agree to execute a new mortgage to secure amounts evidenced by the Exchange Note (including the Existing Advances and the Additional Principal Advance. The Company shall use best efforts to have such mortgage filed within 30 days of the date of the Effective Date.

3.    Cross River Representations. Cross River hereby represents and warrants to the Company that: (a) the recitals set forth in the Introduction above, are true and correct in all respects; (b) the execution, delivery and performance of this Agreement by Cross River does not conflict with any other agreement binding upon Cross River and this Agreement represents the valid and binding obligation of Cross River, enforceable in accordance with its terms; and (c) Cross River is the record and beneficial owner of the Revolving Note and has the full power, authority and capacity to transfer the Revolving Note free and clear of any liens, pledges, security interests, restrictions of transfer or encumbrances of any kind or nature.

4.    Company Representations. The Company hereby represents and warrants to Cross River that: (a) the recitals set forth in the Introduction above, are true and correct in all respects; (b) the execution, delivery and performance of this Agreement by each of the Company does not conflict with any other agreement binding upon the Company, and this Agreement represents the valid and binding obligation of the Company, enforceable in accordance with its terms; (c) the Company has the requisite power and authority to enter into this Agreement and to carry out its respective obligations hereunder; and (c) the Company represents that the Warrant and shares of Company Common Stock when issued pursuant to the Warrant shall be validly issued, duly authorized and non-assessable.

5.    General Provisions.

(a)    This Agreement constitutes the entire agreement among the Parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties with respect to the subject matter hereof. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by all Parties. This Agreement may not be assigned.

(b)    The laws of the State of New York will govern the validity, construction and performance of this Agreement without regard to its conflicts-of-law principles. Any legal proceeding related to this Agreement will be brought in an appropriate New York court, and Cross River and the Company hereby consent to the exclusive jurisdiction of such State’s courts for this purpose.

(c)    Wherever possible, each provision of this Agreement will be interpreted so that it is valid under the applicable law. If any provision of this Agreement is to any extent invalid under the applicable law, that provision will still be effective to the extent it remains valid. The remainder of this Agreement also will continue to be valid, and the entire Agreement will continue to be valid in other jurisdictions.

(d)    This Agreement may be executed in counterparts, each of which when so executed and delivered shall be an original, but all the counterparts shall together constitute one and the same instrument. A facsimile or other electronic transmission of this signed Agreement shall be legal and binding on the Parties.

[Signature Page Follows]

In Witness Whereof, the undersigned have executed this Agreement to be effective as of the Effective Date.

ENSERVCO CORPORATION,

a Delaware corporation

By:          /s/ Mark Patterson

Mark Patterson, its Chief Financial Officer

CROSS RIVER PARTNERS, LP

a Delaware limited partnership

By:          Richard Murphy

Its:          Managing Partner

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